UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

James River Group Holdings, Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	98-0585280
(State or other jurisdiction of	(I.R.S. Employer Identification Number)
incorporation or organization)

32 Victoria Street	HM 12
Hamilton, Bermuda	(Zip Code)
(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Common Shares, $0.0002 par value	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-199958

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1. Description of Registrant’s Securities to be Registered.

A description of the registrant’s common shares, par value $0.0002 per share (the “Common Shares”), is set forth under the caption “Description of Share Capital” in the registrant’s registration statement on Form S-1 (File No. 333-199958) filed with the Securities and Exchange Commission on November 7, 2014, as thereafter amended (the “Registration Statement”), which is incorporated herein by reference. The form of prospectus that constitutes part of the Registration Statement and is filed by the registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed incorporated herein by reference.

Item 2. Exhibits.

Under the instructions as to exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the registrant are registered on The NASDAQ Stock Market LLC and the Common Shares registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: December 9, 2014	JAMES RIVER GROUP HOLDINGS, LTD.

	By:	/s/ J. Adam Abram
Name: J. Adam Abram
Title: Chief Executive Officer and Chairman of the Board